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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of C-Cube Microsystems Inc. on Form S-8 of our report dated January 20, 2000 (February 10, 2000 as to Note 17), appearing in the Annual Report on Form 10-K of C-Cube Microsystems Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP
San Jose, California
May 4, 2000